EXHIBIT 10.4


         BOARD REPRESENTATION AGREEMENT, dated as of October 12, 2007, by and between HAPC, Inc., a Delaware corporation (the "Company") and the other persons named on the signature pages hereto (the "GP Entities").

         WHEREAS, as a result of certain transactions between the GP Entities and various third parties, the GP Entities may become the beneficial owners of 4,500,000 shares of the Common Stock, par value $0.0001 per share of the Company ("Common Stock") and warrants to acquire an additional 1,666,666 shares of Common Stock; and

         WHEREAS, due to the potential significant investment of the GP Entities in the Company, the Company is willing to enter into this Agreement with the GP Entities, which shall become effective in accordance with Section 3.7 of the Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the Company and the GP Entities agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         For purposes of this Agreement, the following terms have the following meanings:

                  (a) "Beneficial ownership" and "beneficially own" shall have the meanings set forth in Rule 13d-3 under the Exchange Act.

                  (b) "GP Representative" means any natural person who has been chosen in writing, with notice thereof to the Company, by the GP Entities holding beneficial ownership of Voting Securities representing in the aggregate a majority of the Total Voting Power held by the GP Entities.

                  (c) "Total Voting Power" means, at any time, the aggregate number of votes which may be cast by holders of outstanding Voting Securities.

                  (d) "Voting Securities" means the Common Stock and any other securities (including voting preferred stock) issued by the Company which are entitled to vote generally for the election of directors of the Company, whether currently outstanding or hereafter issued (other than securities having such powers only upon the occurrence of a contingency).

                                   ARTICLE 2

                              BOARD REPRESENTATION

         2.1 INITIAL BOARD REPRESENTATION. Upon the execution and delivery of this Agreement, the Company will (a) take such action as may be necessary to increase the size of the Board of Directors of the Company (the "Board of Directors") by one, and (b) use its best efforts to cause the vacancy thereby created to be filled with a director designated by the GP Representative (the "GP Director").


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         2.2 CONTINUING BOARD REPRESENTATION. Until such time as the GP Entities no longer beneficially own Voting Securities representing in the aggregate at least 10% of the Total Voting Power, the Company covenants and agrees to use its best efforts to cause the Nominating Committee (or if the Nominating Committee makes no such recommendation, the Board of Directors) to recommend for election each year, one GP Director as designated by the GP Representative; PROVIDED, that if despite such best efforts, such GP Director is not elected by the stockholders of the Company, the Company shall have no further obligations under this Section 2.2 for the applicable year.

         2.3 COMMITTEE REPRESENTATION; SUBSIDIARY BOARD REPRESENTATION. (a) Until such time as the GP Entities no longer beneficially own Voting Securities representing in the aggregate at least 10% of the Total Voting Power, the Company shall use its best efforts to cause the Board of Directors to designate the GP Director to serve on committees of the Board of Directors to the same extent, and on the same basis, as the other members of the Board of Directors.

                  (b) Until such time as the GP Entities no longer beneficially own Voting Securities representing in the aggregate at least 10% of the Total Voting Power, the Company shall, at the election of the GP Director, cause the GP Director to be a member of the Board of each subsidiary of the Company.

         2.4 VACANCIES. In the event that a GP Director for any reason ceases to serve as a member of the Board of Directors during his or her term of office and at such time the GP Representative would have the right to a designation hereunder if an election for the resulting vacancy were to be held, the GP Representative shall designate an individual to fill such vacancy and the Company shall use its best efforts to cause such vacancy to be filled by such designee.

         2.5 RESIGNATION. In the event that the percentage of Total Voting Power represented by the Voting Securities beneficially owned in the aggregate by the GP Entities at any time decreases below 10%, the GP Entities shall cause the GP Director to resign from the Board of Directors and the boards of any subsidiary.

         2.6 FIDUCIARY DUTIES. The obligations of the Company set forth in this Agreement are subject to the fiduciary duties of the Board of Directors and the Nominating Committee, if any, to the Company's stockholders. Nothing contained herein shall require any director of the Company to breach any such fiduciary duty.

         2.7 NO DUTY TO DESIGNATE; OBSERVER RIGHTS. Nothing contained in this Agreement shall be construed as requiring the GP Entities to designate any GP Directors or, once designated and elected, to require any GP Director to continue to serve in office if such GP Director elects to resign. Until such time as the GP Entities no longer beneficially own Voting Securities representing in the aggregate at least 10% of the Total Voting Power, in the event of any vacancy created by the resignation or removal of a GP Director or the failure of the GP Representative to designate a GP Director, the GP Representative, or the designee thereof, shall have the right to receive at the same notice as received by the members of the Board of Directors, and to participate in as an observer, each meeting of the Board of Directors or of any committee thereof.


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                                    ARTICLE 3

                                  MISCELLANEOUS

         3.1 NOTICES. All notices, requests and other communications with respect to this Agreement must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed (by registered or certified mail, return receipt requested) or by reputable overnight courier, fee prepaid to the parties at the following addresses or facsimile numbers:

                  if to the Company:

                  HAPC, INC.
                  350 Madison Avenue, 20th Floor
                  New York, New York 10017
                  Facsimile: (212) 418-5081
                  Attn: CEO

                  if to the GP entities, the address set forth on the signature page hereto.

         3.2 AMENDMENTS. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each party

         3.3 WAIVER. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

         3.4 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void.

         3.5 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding among the parties hereto relating to the subject matter hereof and supersedes any prior agreements or understandings relating to such subject matter.

         3.6 GOVERNING LAW. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York.


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         3.7 EFFECTIVE DATE. This Agreement shall only become effective upon the
"Closing Date" of that certain Letter Agreement, dated as of October 12, 2007, between you and certain other stockholders of the Company attached hereto as Exhibit A.


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         IN WITNESS WHEREOF,  the undersigned have executed this Agreement as of the date first above written.

                                       HAPC, INC.


                                       By: /s/ Pat Lavecchia
                                           ------------------------------------
                                       Name:  Pat Lavecchia
                                       Title: Secretary


                                       GP Entities:

                                       GREAT POINT PARTNERS, LLC

                                       By: /s/ Kevin Xie
                                           ------------------------------------
                                       Name:  Kevin Xie
                                       Title: Principal

                                       Address: Great Point Partners, LLC
                                                165 Mason Street, 3rd Floor
                                                Greenwich, CT 06830
                                       Fax:  203-971-3320


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                                    Exhibit A

See Exhibit 10.1 to the Company's Schedule 13D, filed on October 25, 2007.